Exhibit 99.1

JACK IN THE BOX INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On October 15, 2025, Jack in the Box Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) to sell Del Taco Holdings Inc. (“Del Taco”), a wholly owned subsidiary of the Company which operates and franchises approximately 575 Del Taco restaurants, to Yadav Enterprises, Inc. (the “Buyer”). On December 22, 2025, the Company completed the sale (the “Transaction”) of Del Taco to Del Taco Group, LLC, a California limited liability company and assignee of the Buyer for an aggregate purchase price of $119.0 million in cash, subject to post-closing working capital adjustments. The Buyer paid $109.0 million of the aggregate purchase price in cash at closing plus a commitment fee of $0.1 million and is required to pay the remaining $10.0 million deferred consideration no later than January 12, 2026. The Company will utilize net cash proceeds after taxes and transaction costs to retire debt within its securitization structure, specifically to repay a portion of the Company's existing Series 2019-1 4.476% Fixed Rate Senior Secured Notes, Class A-2-II (the “Senior Notes”).
The following unaudited pro forma condensed consolidated balance sheet as of September 28, 2025 is presented as if the Transaction had occurred on September 28, 2025. The unaudited pro forma condensed consolidated statements of operations for each of the fiscal years ended September 28, 2025, September 29, 2024, and October 1, 2023 are presented as if the Transaction had occurred on October 3, 2022, the first day of fiscal year 2023.
The unaudited pro forma condensed consolidated financial statements have been derived from historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”) The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. They are intended for informational purposes only and are not intended to represent the Company’s financial position or results of operations had the Transaction occurred on the dates indicated, or to project the Company’s financial performance for any future period. Actual results may differ materially from the unaudited pro forma condensed consolidated financial information due to a variety of factors. Management believes that the assumptions and adjustments are reasonable based on information currently available. The unaudited pro forma consolidated financial statements do not include adjustments to reflect any potential synergies or dis-synergies that may result from the Transaction.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended September 28, 2025.
The “Historical” column in the unaudited pro forma condensed consolidated financial statements presents the Company’s historical audited results for the periods shown and does not include any adjustments related to the Transaction or related activities.
The adjustments included in the “Del Taco Separation” column of the unaudited pro forma condensed consolidated financial statements are in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205”), under US GAAP. This information was derived from the Company’s historical audited consolidated financial statements and accounting records for each of the three fiscal years presented. The Company’s current estimates on a discontinued operations basis are preliminary and subject to change as the Company finalizes its discontinued operations accounting to be reported in its Quarterly Report on Form 10-Q for the 16-week period ending January 18, 2026.
The adjustments included in the “Transaction Accounting Adjustments” column of the unaudited pro forma condensed consolidated financial statements reflect the accounting effects of the Transaction including the use of net cash proceeds and cash on hand to retire debt, reduction of interest expense related to the retired debt, the impact of the transition services agreement between the Company and the Buyer, other adjustments described in the notes to the unaudited pro forma condensed consolidated financial statements, and estimated income tax impact of the transaction accounting adjustments.

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Exhibit 99.1
JACK IN THE BOX INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 28, 2025
(In thousands, except share and per share data)

	Historical	Del Taco Separation (A)	Transaction Accounting Adjustments		Pro Forma Financials
ASSETS
Current assets:
Cash	$51,531	$(5,765)	$(1,438)	(B)	$44,328
Restricted cash	30,282				30,282
Accounts and other receivables, net	90,311	(16,567)			73,744
Inventories	3,958	(1,612)			2,346
Prepaid expenses	15,826	(2,222)			13,604
Current assets held for sale	18,329				18,329
Other current assets	10,135	(1,547)	10,000		18,588
Total current assets	220,372	(27,713)	8,562		201,221
Property and equipment:
Property and equipment, at cost	1,314,230	(163,739)			1,150,491
Less accumulated depreciation and amortization	(870,622)	63,749			(806,873)
Property and equipment, net	443,608	(99,990)	—		343,618
Other assets:
Operating lease right-of-use assets	1,371,454	(366,430)			1,005,024
Intangible assets, net	9,884	(9,884)			—
Trademarks	105,600	(105,600)			—
Goodwill	136,026				136,026
Deferred tax assets	41,268	20,233			61,501
Other assets, net	265,209	(13,295)			251,914
Total other assets	1,929,441	(474,976)	—		1,454,465
	$2,593,421	$(602,679)	$8,562		$1,999,304
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$29,489	$(31)	$—		$29,458
Current operating lease liabilities	159,267	(21,068)			138,199
Accounts payable	71,101	(14,752)			56,349
Accrued liabilities	170,766	(28,288)	1,548	(C), (D)	144,026
Total current liabilities	430,623	(64,139)	1,548		368,032
Long-term liabilities:
Long-term debt, net of current maturities	1,674,487	(252)	(105,000)	(C)	1,569,235
Long-term operating lease liabilities, net of current portion	1,259,577	(351,667)			907,910
Deferred tax liabilities	—	—			—
Other long-term liabilities	167,005	(25,526)			141,479
Total long-term liabilities	3,101,069	(377,445)	(105,000)		2,618,624
Stockholders’ deficit:
Preferred stock $0.01 par value, 15,000,000 shares authorized, none issued	—				—
Common stock $0.01 par value, 175,000,000 shares authorized, 83,012,784 issued	830				830
Capital in excess of par value	542,177				542,177
Retained earnings	1,769,205	(161,095)	112,014	(B), (D)	1,720,124
Accumulated other comprehensive loss	(49,858)				(49,858)
Treasury stock, at cost, 64,120,270 shares	(3,200,625)				(3,200,625)
Total stockholders’ deficit	(938,271)	(161,095)	112,014		(987,352)
	$2,593,421	$(602,679)	$8,562		$1,999,304

See accompanying notes to unaudited pro forma condensed consolidated financial statements
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Exhibit 99.1
JACK IN THE BOX INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the 52-weeks Ended September 28, 2025
(In thousands, except per share data)

	Historical	Del Taco Separation (A)	Transaction Accounting Adjustments		Pro Forma Financials
Revenues:
Company restaurant sales	$627,344	$(210,628)	$—		$416,716
Franchise rental revenues	368,643	(35,908)			332,735
Franchise royalties and other	232,820	(34,503)			198,317
Franchise contributions for advertising and other services	236,507	(30,307)			206,200
	1,465,314	(311,346)	—		1,153,968
Operating costs and expenses, net:
Food and packaging	171,077	(54,605)			116,472
Payroll and employee benefits	222,155	(81,366)			140,789
Occupancy and other	129,188	(51,379)			77,809
Franchise occupancy expenses	254,387	(35,175)			219,212
Franchise support and other costs	18,997	(6,491)			12,506
Franchise advertising and other services expenses	243,580	(32,172)			211,408
Selling, general and administrative expenses	149,635	(31,278)			118,357
Depreciation and amortization	58,314	(18,714)			39,600
Pre-opening costs	7,335	(1,931)			5,404
Impairment of goodwill and intangible assets	209,556	(209,556)			—
Other operating expenses, net	22,403	(8,098)			14,305
(Gains) losses on the sale of company-operated restaurants	(3,243)	2,674			(569)
	1,483,384	(528,091)	—		955,293
(Loss) earnings from operations	(18,070)	216,745	—		198,675
Other pension and post-retirement expenses, net	5,814				5,814
Interest expense, net	78,941	153	(4,752)	(F)	74,342
(Loss) earnings before income taxes	(102,825)	216,592	4,752		118,519
Income tax (benefit) expense	(22,106)	50,434	1,249	(G)	29,577
Net (loss) earnings	$(80,719)	$166,158	$3,503		$88,942

(Loss) earnings per share:
Basic	$(4.24)				$4.67
Diluted	$(4.24)				$4.64

Weighted-average shares outstanding:
Basic	19,054				19,054
Diluted	19,054		121	(H)	19,175

See accompanying notes to unaudited pro forma condensed consolidated financial statements

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Exhibit 99.1
JACK IN THE BOX INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the 52-weeks Ended September 29, 2024
(In thousands, except per share data)

	Historical	Del Taco Separation (A)	Transaction Accounting Adjustments		Pro Forma Financials
Revenues:
Company restaurant sales	$709,035	$(281,978)	$—		$427,057
Franchise rental revenues	375,428	(28,201)			347,227
Franchise royalties and other	238,170	(32,791)			205,379
Franchise contributions for advertising and other services	248,673	(30,915)			217,758
	1,571,306	(373,885)	—		1,197,421
Operating costs and expenses, net:
Food and packaging	199,271	(73,207)			126,064
Payroll and employee benefits	238,047	(103,369)			134,678
Occupancy and other	139,305	(65,569)			73,736
Franchise occupancy expenses	245,379	(27,948)			217,431
Franchise support and other costs	17,281	(4,551)			12,730
Franchise advertising and other services expenses	259,131	(33,667)			225,464
Selling, general and administrative expenses	143,233	(42,642)			100,591
Depreciation and amortization	59,776	(21,483)			38,293
Pre-opening costs	3,182	(819)			2,363
Impairment of goodwill and intangible assets	162,624	(162,624)			—
Other operating expenses, net	24,796	(5,198)			19,598
(Gains) losses on the sale of company-operated restaurants	(3,255)	1,448			(1,807)
	1,488,770	(539,629)	—		949,141
Earnings from operations	82,536	165,744	—		248,280
Other pension and post-retirement expenses, net	6,843				6,843
Interest expense, net	80,016	49	(4,752)	(F)	75,313
(Loss) earnings before income taxes	(4,323)	165,695	4,752		166,124
Income tax expense	32,372	6,936	1,253	(G)	40,561
Net (loss) earnings	$(36,695)	$158,759	$3,499		$125,563

(Loss) earnings per share:
Basic	$(1.87)				$6.42
Diluted	$(1.87)				$6.35

Weighted-average shares outstanding:
Basic	19,572				19,572
Diluted	19,572		202	(H)	19,774

See accompanying notes to unaudited pro forma condensed consolidated financial statements
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Exhibit 99.1
JACK IN THE BOX INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the 52-weeks Ended October 1, 2023
(In thousands, except per share data)

	Historical	Del Taco Separation (A)	Transaction Accounting Adjustments		Pro Forma Financials
Revenues:
Company restaurant sales	$846,278	$(432,530)	$—		$413,748
Franchise rental revenues	364,591	(13,308)			351,283
Franchise royalties and other	240,515	(26,226)			214,289
Franchise contributions for advertising and other services	240,922	(24,932)			215,990
	1,692,306	(496,996)	—		1,195,310
Operating costs and expenses, net:
Food and packaging	250,836	(119,931)			130,905
Payroll and employee benefits	274,598	(147,241)			127,357
Occupancy and other	163,273	(94,053)			69,220
Franchise occupancy expenses	229,602	(13,150)			216,452
Franchise support and other costs	12,328	(2,256)			10,072
Franchise advertising and other services expenses	253,533	(25,666)			227,867
Selling, general and administrative expenses	172,872	(59,888)	(5,526)	(E)	107,458
Depreciation and amortization	62,287	(26,273)			36,014
Pre-opening costs	1,385	(163)			1,222
Impairment of goodwill and intangible assets	—				—
Other operating expenses, net	10,837	(12,412)			(1,575)
(Gains) losses on the sale of company-operated restaurants	(17,998)	17,772			(226)
	1,413,553	(483,261)	(5,526)		930,292
Earnings (loss) from operations	278,753	(13,735)	5,526		265,018
Other pension and post-retirement expenses, net	6,967				6,967
Interest expense, net	82,446	(36)	(4,752)	(F)	77,658
Earnings (loss) before income taxes	189,340	(13,699)	10,278		185,919
Income tax expense (benefit)	58,514	(12,714)	2,710	(G)	48,510
Net earnings (loss)	$130,826	$(985)	$7,568		$137,409

Earnings per share:
Basic	$6.35				$6.67
Diluted	$6.30				$6.62

Weighted-average shares outstanding:
Basic	20,603				20,603
Diluted	20,764				20,764

See accompanying notes to unaudited pro forma condensed consolidated financial statements
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Exhibit 99.1
JACK IN THE BOX INC. AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements:

Del Taco Separation:

(A) Reflects the the removal of the assets, liabilities, and results of operations of Del Taco from the Company’s historical audited consolidated financial statements in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. The net impact of the removal of assets and liabilities has been reflected as a reduction to retained earnings. This adjustment excludes the following:

1.Corporate overhead costs historically incurred by the Company that do not qualify as expenses of discontinued operations under ASC 205-20. Such costs include, but are not limited to, expenses related to senior management, legal, human resources, finance and accounting, treasury, information technology, insurance, and other shared corporate functions that historically supported Del Taco and will remain with Jack in the Box.
2.Intercompany balances and transactions between Jack in the Box and Del Taco, including intercompany receivables and payables, which have been eliminated in consolidation.

Transaction Accounting Adjustments:

(B)    Reflects estimated net cash proceeds from the Transaction of $104.1 million, representing the aggregate purchase price of $119.0 million less estimated transaction costs and the deferred consideration, with the offsetting balance recorded to retained earnings. The net cash proceeds ultimately recognized may change based on adjustments to transaction costs and the working capital adjustments as defined in the Purchase Agreement. The pro forma adjustment to cash was also impacted by the repayment of debt outstanding under the Senior Notes and accrued interest, as discussed in note (C). Reflects addition of $10.0 million of other current assets related to the deferred consideration

The pro forma adjustment to cash was calculated as follows (in thousands):

Estimated proceeds, net of transaction costs	$104,136
Payment on term loan, see note (C)	(105,000)
Payment on accrued interest, see note (C)	(574)
$(1,438)

(C)    Reflects repayment of $105.0 million of the Company's existing Senior Notes and $0.6 million of accrued interest using proceeds from the Transaction.

(D)    Reflects the transaction costs expected to be incurred that have not been recognized in the historical financial statements. These expenses primarily relate to financial, legal and tax costs and are reflected as an accrual to accrued liabilities on the unaudited pro forma condensed consolidated balance sheet as of September 28, 2025, with the offsetting balance recorded to retained earnings.

(E)    In connection with the Transaction, the Company and the Buyer entered into a transition services agreement whereby the Company will provide certain post-sale services on a transitional basis including services related to accounting, legal, human resources, and technology for a period of up to 6 months. Pro forma adjustment reflects income recognized under the transition services agreement of $5.5 million for the 52-weeks ended October 1, 2023, which is reflected as a reduction to selling, general, and administrative expenses.

(F)    Reflects the reduction of the related interest expense of $4.8 million, $4.8 million, and $4.8 million for the 52-weeks ended September 28, 2025, September 29, 2024, and October 1, 2023, respectively, in connection with the $105.0 million repayment of the Senior Notes, which for purposes of the unaudited pro forma condensed combined financial statements is assumed to have occurred on October 3, 2022. See note (C).

(G)    Reflects the estimated income tax impact of the transaction accounting adjustments. For all periods, the adjustment was calculated by applying the statutory income tax rate to each of the pre-tax pro forma adjustments, resulting in an increase
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Exhibit 99.1
of $1.2 million, $1.3 million, and $2.7 million for the 52-weeks ended September 28, 2025, September 29, 2024, and October 1, 2023, respectively.

(H)    The pro forma adjustments resulted in a change from consolidated net loss to pro forma consolidated net earnings for the 52-weeks ended September 28, 2025 and September 29, 2024. As a result, the dilutive weighted-average shares outstanding have been adjusted to include those securities that would be dilutive in each respective period that have a net loss.